June 10, 2015

Re: Registration Statement on Form F-4 of Energy Fuels Inc.

Dear Sirs,

Reference is made to our opinion letter, dated January 3, 2015, with respect to the fairness from a financial point of view to the holders of the outstanding shares of common stock, $0.001 par value (the “Shares”) of Uranerz Energy Corporation (the “Company”), of the exchange ratio of 0.255 common shares, no par value per share, of Energy Fuels Inc. (“Energy Fuels”) to be paid for each Share pursuant to the Agreement and Plan of Merger, dated as of January 4, 2015, as amended on May 8, 2015, by and among Energy Fuels, EFR Nevada Corp., a corporation organized under the laws of the state of Nevada and an indirect wholly-owned subsidiary of Energy Fuels and the Company.

The foregoing opinion letter was provided for the information and assistance of the Board of Directors of the Company and the Special Committee thereof in connection with their consideration of the transaction contemplated therein and is not to be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company and Energy Fuels intend on including disclosure regarding our opinion in the Company’s Current Report on Form 8-K (the “Form 8-K”) being filed with the United States Securities and Exchange Commission (the “SEC”) which is being incorporated by reference into the Registration Statement on Form F-4 of Energy Fuels, as may be amended (the “Registration Statement”)(File No. 333-203996), filed with the United States Securities and Exchange Commission.

In that regard, we hereby consent to the disclosure regarding our fairness opinion in the Form 8-K, and the incorporation by reference of such disclosure into the Registration Statement. We also consent to the use of our name in the Form 8-K and the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours very truly,